                                                                   EXHIBIT 99.a3

                               AMENDMENT NO. 2 TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                       OF

                        AMERICAN CENTURY INVESTMENT TRUST

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 20th day of April, 2005.

     WHEREAS,  the Board of Trustees have executed an amendment and  restatement to the Agreement and Declaration of Trust dated March 26, 2004, amended June 14,
2004;

     WHEREAS,  the Trustees have  determined that it is in the best interests of
American  Century  Investment  Trust (the  "Trust")  to add a new series  titled
Inflation Protection Bond Fund ("New Series"), and

     WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust,
the Trustees wish to amend the  Declaration  of Trust to reflect the addition of the New Series.

     NOW, THEREFORE, the Declaration of Trust is hereby amended, by deleting the text of Schedule A thereof in its  entirety  and  inserting  in lieu thereof the attached Schedule A.

     IN WITNESS  WHEREOF,  the Trustees do hereto set their hands as of the date written above.

/s/ Albert A. Eisenstat                /s/ Ronald J. Gilson
-----------------------------------    ----------------------------------------
Albert A. Eisenstat                    Ronald J. Gilson

/s/ Kathryn A. Hall                    /s/ William M. Lyons
-----------------------------------    ----------------------------------------
Kathryn A. Hall                        William M. Lyons

/s/ John B. Shoven                     /s/ Jeanne D. Wohlers
-----------------------------------    ----------------------------------------
John B. Shoven                         Jeanne D. Wohlers

/s/ Antonio Canova                     /s/ John Friedenrich
-----------------------------------    ----------------------------------------
Antonio Canova                         John Freidenrich

/s/ Myron S. Scholes                   /s/ Kenneth E. Scott
-----------------------------------    ----------------------------------------
Myron S. Scholes                       Kenneth E. Scott

                                   Schedule A

                        AMERICAN CENTURY INVESTMENT TRUST

Pursuant to Article III,  Section 6, the Trustees hereby establish and designate the following  Series as Series of the Trust (and the Classes  thereof) with the relative rights and preferences as described in Section 6:

         SERIES                   CLASS                 DATE OF ESTABLISHMENT
         ------                   -----                 ---------------------

Prime Money Market Fund           Investor Class           06/13/1993
                                  Advisor Class            06/01/1998
                                  A Class                  05/08/2002
                                  B Class                  05/08/2002
                                  C Class                  05/01/2001
                                  C Class II               05/08/2002

Diversified Bond Fund             Investor Class           08/01/2001
                                  Advisor Class            08/01/2001
                                  Institutional Class      08/01/2001
                                  A Class                  05/08/2002
                                  B Class                  05/08/2002
                                  C Class                  05/08/2002
                                  C Class II               05/08/2002

Premium Money Market Fund         Investor Class           08/01/2001

High-Yield Fund                   Investor Class           05/08/2002
                                  Advisor Class            05/08/2002
                                  Institutional Class      06/14/2004
                                  A Class                  05/08/2002
                                  B Class                  05/08/2002
                                  C Class                  05/08/2002
                                  C Class II               05/08/2002

Inflation Protection Bond Fund    Investor Class           05/01/2005
                                  Institutional Class      05/01/2005
                                  A Class                  05/01/2005
                                  B Class                  05/01/2005
                                  C Class                  05/01/2005
                                  R Class                  05/01/2005

This  Schedule  A shall  supersede  any  previously  adopted  Schedule  A to the
Declaration of Trust.